EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 104 to the Registration Statement (1933 Act File No. 33-572) of Eaton Vance Municipals Trust on Form N-1A of our report dated November 18, 2005 for the Eaton Vance California Municipals Fund, Eaton Vance Florida Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance Mississippi Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund, Eaton Vance Rhode Island Municipals Fund and Eaton Vance West Virginia Municipals Fund (the “Funds”) for the year ended September 30, 2005 included in the Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statement of Additional Information which are part of this Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

January 27, 2006 Boston, Massachusetts